CONSENT OF INDEPENDENT ACCOUNTANTS







We consent to the incorporation by reference in this registration statement on Form N-1A (Securities Act File No. 33-45675 and Investment Company Act File No. 811-08631) of our report dated November 24, 1998, on our audit of the financial statements and financial highlights of the Euclid Market Neutral Fund, which report is included in the Annual Report of Euclid Market Neutral Fund, which is also incorporated by reference in this registration statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Independent Accountants".





                                                      PricewaterhouseCoopers LLP



New York, New York
November 25, 1998